U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): March 6, 2006

                                  TEXXON, INC.
        (Exact name of small business issuer as specified in its charter)

       Oklahoma                    000-49648                   73-1554122
       --------                    ---------                   ----------
(State or other jurisdiction     SEC File No.             (IRS Employer ID No.)
  of incorporation)

                  9801 Westheimer, Suite 302, Houston TX 77042
          (Address of Principal Executive Offices, Including ZIP Code)


                                 (713) 917-6737
              (Registrant's Telephone Number, Including Area Code)

SECTION 1- REGISTRANT'S  BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

         On March 6, 2006 Texxon, Inc. ("Texxon") entered into a Share Exchange Agreement (the "Share Exchange Agreement") with TelePlus Group Inc. ("TelePlus") and its shareholders, pursuant to which Texxon will acquire all of the 9,302,780 issued and outstanding shares of TelePlus in exchange for 81,000,000 shares of Texxon Common Stock. In addition, the 81,000,000 shares shall not be diluted below 62% of the issued and outstanding shares of Texxon prior to the closing of the transactions (the "Closing").

         The conditions precedent to Closing under the Share Exchange Agreement include, among other things, due diligence by both parties; Texxon re-domesticating as a Nevada Corporation, by merging the current Oklahoma Corporation into a Nevada Corporation organized solely for the purpose of such re-domestication; Texxon increasing the numbers of authorized shares of its common stock through an amendment to the Nevada Articles of Incorporation; Texxon canceling any commitments to issue "Class A Convertible Stock"; approval of the transactions by the shareholders of both Texxon and TelePlus; and TelePlus having available current audited financial statements so as to permit Texxon to file a timely current Report on Form 8-K concerning this transaction. The transactions are also subject to additional conditions typical of transactions of this type.

Item 1.02  Termination of a Material Definitive Agreement

         On May 4, 2005, an Acquisition and Share Exchange Agreement (the "Agreement") was signed by and between Texxon, Inc., an Oklahoma corporation (the "Company") and V3 Global, Inc., a Texas corporation ("V3 Global"), with Texxon Inc. being the surviving corporation.

         That a condition precedent to closing the contemplated share exchange was that V3 Global was to provide audited financial statements. V3 Global has to provide audited financial statements and the proposed transaction cannot be closed.

         On March 2, 2006 V3 Global and Texxon entered into a Rescission Agreement whereby the parties confirm that the Share Exchange Agreement was never closed, and rescind ab initio the Share Exchange Agreement and execute mutual releases.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01.  Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 5.02. Departures of Directors or Principal Officers

Sameer Mohan resigned as a Director of Texxon. The director Mohan has not resigned due to a disagreement with Texxon or any matter relating to Texxon's operations, policies or practices. The Director Mohan was not removed for cause. Texxon has not elected a new Director to replace Mohan.

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TEXXON, INC.

Dated:   March 9, 2006                      /s/ Benjamin Hansel
         ------------------                  ----------------------------------
                                            Benjamin Hansel
                                            Chief Executive Officer